EXHIBIT 10.14
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                       EXECUTIVE COMPENSATION AGREEMENT


This Agreement made and entered into effective as of May 22, 2000 by and between Enter Tech Corporation a Nevada Corporation ("Employer") and Gregory J. Kaiser ("Employee").

                                   WITNESSETH

A)   Recitals

     1) Employer is a Nevada corporation in good standing which is authorized to transact business in the State of Colorado. It maintains its principal office at 430 E. 6th St. Loveland, CO 80537.

     2) Employee has agreed to accept employment with the employer under the terms and conditions recited herein.

                          NOW, THEREFORE, IT IS AGREED,

B)   Terms and Conditions

     1) Employer hereby engages Employee in the capacity of President, Employee's address and social security number is as follows,

          Address                      P.O. Box 774104
                                       Steamboat Springs, CO 80477

          Social Security              331460267

     2) The general duties assigned to the Employee shall be (Exhibit A): plus such other duties compatible with the foregoing as may be assigned, from time to time, by the Board of Directors of ETC.

     3)   Employee's base compensation shall be $9000 per month

     4)   Executive benefits granted to the Employee:

          a) Participation in a major medical / dental plan for family coverage.

          b)   Participation in a life / disability insurance plan.

          c)   Participation in a cash and or stock bonus plan .

          d)   Participation in a stock option and or stock purchase plan .


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          e)   Employee shall be entitled to a reasonable expense account, which shall be reviewed from time to time by the Board of Directors of ETC.

     6) Employee shall be reimbursed all reasonable and necessary business expenses with limitations on travel, lodging, meals and entertainment as established by the Board of Directors of ETC.

     7) The Employee's term of employment shall be three (3) years subject to the following:

          a) Employee shall be entitled at any one time six (6) consecutive weeks of absence from his normal duties due to illness or physical disability.

          b) Employee may be terminated only for cause, which shall be defined as meaning negligence in the performance of their duties or an act of malfeasance.

     8) Employee shall be entitled to annual vacation with pay and benefits as follows:

          a) Employee is entitled to a total of four (4) weeks of vacation annually for years one through three of employment, five (5) weeks annually for years four and five and six (6) weeks annually there after.

     9) Employee shall be required to utilize their best efforts in accordance with their educational and professional background, in carrying out their duties and shall not engage in any conduct which may be considered in the business community as being a conflict of interest with the Employer.

     10) Should a dispute arise between the parties, it shall be referred to the American Arbitration Association in Denver, Colorado for resolution and the decision of the arbitrator shall be binding and conclusive and may be entered in any court of jurisdiction as a judgement.

     11) If it become necessary for either party to give formal notice to the other concerning any term or condition of the Agreement, notices shall be sent Registered Mail to the Employer and Employee address of record at time of Employment.

     12) The benefits hereunder may not be assigned by the Employee, nor may they delegate any of the duties assigned to them by the Employer without specific prior approval of the Board of Directors of ETC.


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     13)  This agreement shall be construed; under and pursuant to the laws of the State of Colorado.

     14) This Agreement shall be executed in counterparts, each which shall be deemed an original.

IN WITNESS WHERE OF, the parties have executed this Agreement as of the first day and year set forth above.

Employer:                                  Employee:

Enter Tech Corporation                     Gregory J. Kaiser


BY:                                        BY:
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